Exhibit 99.1

DOLLAR TREE NAMES MICHAEL C. CREEDON, JR. AS
CHIEF EXECUTIVE OFFICER

CHESAPEAKE, Va. – December 19, 2024 – Dollar Tree, Inc. (NASDAQ: DLTR) today announced that its Board of Directors has appointed interim CEO Michael C. Creedon, Jr. as permanent Chief Executive Officer.

Creedon joined Dollar Tree in 2022 as Chief Operating Officer and over the past two years has taken on increasing levels of responsibility. In November 2024, Creedon was appointed Interim Chief Executive Officer, succeeding Rick Dreiling. Creedon has responsibility for leading more than 200,000 associates and more than 16,000 stores across the Dollar Tree and Family Dollar banners.

“Following a search, we are unanimous as a Board in our belief that Mike is the right leader for Dollar Tree,” said Edward (Ned) J. Kelly, III, Chairman of the Board. “His deep understanding of the business, coupled with his strategic vision and collaborative leadership, has earned the trust and respect of the entire organization. We have full confidence in Mike’s ability to guide the enterprise to growth and success.”

“It’s a privilege to lead Dollar Tree at such a pivotal time,” said Creedon. “My focus will continue to be on delivering long-term value to our associates, customers, and shareholders as a company that is rooted in strong values and operational excellence. I am thrilled and humbled to step into this leadership role as we remain focused on unlocking the enterprise’s full potential."

Prior to Dollar Tree, Creedon spent nearly a decade at Advance Auto Parts where he held several leadership positions, most recently as Executive Vice President and President of its U.S. stores. He also served in executive positions with Tyco International and ADT Security. Creedon holds a Bachelor of Arts degree in economics from Middlebury College. He lives in the Hampton Roads community and serves on the Board of Directors for the Chrysler Museum and as a Trustee for Norfolk Academy.

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 16,590 stores across 48 states and five Canadian provinces as of November 2, 2024. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our plans and expectations regarding our leadership team and our business, including the Company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. All such statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 20, 2024, our Form

10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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